Exhibit 99.2

WASTE CONNECTIONS ANNOUNCES 3-FOR-2 STOCK SPLIT
AND INITIATES QUARTERLY CASH DIVIDEND

FOLSOM, CA, October 19, 2010 - Waste Connections, Inc. (NYSE: WCN) today announced that its Board of Directors has authorized a three-for-two split of its common stock, in the form of a 50% stock dividend, payable November 12, 2010, to stockholders of record as of October 29, 2010. To effect the 3-for-2 stock split, one additional share of the Company’s common stock will be issued on November 12, 2010 for every two shares of common stock held by stockholders of record as of the close of business on October 29, 2010. The Company’s stock will begin trading at the split-adjusted price on November 15, 2010. Fractional share amounts will be paid in cash based on the closing market price on the record date.

The Company also announced that its Board of Directors has approved the initiation of a quarterly cash dividend of $0.075 per split-adjusted share to its stockholders. The cash dividend also will be paid on November 12, 2010, to stockholders of record on the close of business on October 29, 2010. The Board will review the cash dividend periodically, with a long-term objective of increasing the amount of the dividend.

“Our financial performance and cash flow generation provide us the flexibility to reinvest in our business, fund acquisitions, and return capital to our stockholders while maintaining one of the strongest balance sheets in our sector. We maintain an annual target of returning approximately five to six percent of our equity market cap to stockholders through both share repurchases and, commencing with this announcement, cash dividends. With the cash dividend representing approximately 20% of this targeted return of capital, we maintain the strength of balance sheet and flexibility to continue to fund our growth strategy,” said Ronald J. Mittelstaedt, Chairman and Chief Executive Officer. “We believe the initiation of an ongoing dividend combined with our third stock split demonstrates our continuing commitment to both broaden our investor base and maximize returns to stockholders.”

Waste Connections, Inc. is an integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in mostly secondary markets in the Western and Southern U.S. The Company serves approximately two million residential, commercial and industrial customers from a network of operations in 27 states. The Company also provides intermodal services for the movement of containers in the Pacific Northwest. Waste Connections, Inc. was founded in September 1997 and is headquartered in Folsom, California.

For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections web site or through contacting us directly at (916) 608-8200.

Information Regarding Forward-Looking Statements

Certain statements contained in this release are forward-looking in nature, including statements related to the timing and amount of the stock and cash dividends, our targets with respect to return of capital and our plans with respect to share repurchases. These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of strategy. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

CONTACT:
Waste Connections, Inc.
Worthing Jackman, (916) 608-8266
worthingj@wasteconnections.com